Exhibit 3.41

Articles of Organization

(Submit in duplicate with filing fee of $105)

1.	The name of the limited liability company is:

Auto Dealers Exchange of Missouri, LLC

(Must include “Limited Liability Company,” “Limited Company,” “LC,” “L.C.,” “L.L.C.,” or “LLC”)

2.	The purpose(s) for which the limited liability company is organized:

Automobile Auctions

3.	The name and address of the limited liability company’s registered agent in Missouri

CT Corporation System 120 South Central Avenue Clayton, MO 63105
Name Street Address: May not use P.O. Box unless street address also provided. City/State/Zip

4.	The management of the limited liability company is vested in one or more managers.	☑ Yes	☐	No

5.	The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual:

The company is perpetual
(The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant)

6.	The name(s) and street address(es) of each organizer (Post Office box alone not acceptable):

Michelle Mallon

13085 Hamilton Crossing Blvd.

Carmel, IN 40032

7.	For tax purposes, is the limited liability company considered a corporation?	☑ Yes	☐	No

8.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows: 3/30/04
(Date may not be more than 90 days after the filing date in this office)

In Affirmation .thereof, the facts stated above are true:

/s/ Michelle Mallon	Michelle Mallon	2/28/03
(Organizer Signature)	(Printed Name)	(Date)

(Organizer Signature)	(Printed Name)	(Date)

(Organizer Signature)	(Printed Name)	(Date)

ARTICLES OF MERGER

OF

ADESA MISSOURI, INC.

INTO

AUTO DEALERS EXCHANGE OF MISSOURI, LLC

Pursuant to the Missouri Revised Statues, the undersigned business entities certify the following Articles of Merger adopted for the purpose of effecting a merger in accordance with the provisions of the Business Corporation Law Of Missouri and the Missouri Limited Liability Company Act (collectively, the “Acts”).

1. Surviving Company. The name, business address, type of entity and state of jurisdiction of the company that shall survive the merge is as follows:

Name and Address	Type of Entity	State
Auto Dealers Exchange of Missouri, LLC 13085 Hamilton Crossing Blvd. Carmel, IN 46032	Limited Liability Company	Missouri

2. Non-Surviving Corporation. The name, business address, type of entity and state of jurisdiction of the corporation that shall not survive the merge is as follows:

Name and Address	Type of Entity	State
ADESA Missouri, Inc. 310 E. 96th Street, Ste. 400 Indianapolis, IN 46240	Corporation	Missouri

3. The Agreement of Merger.

a. The Agreement of Merger, containing such information as required by the Acts, as set forth in Exhibit A (the “Agreement of Merger”), which provides that ADESA Missouri, Inc. shall merge into Auto Dealers Exchange of Missouri, LLC, was authorized and approved by the sole-member of the Surviving Company and the sole-shareholder of the Non-Surviving Corporation.

b. An executed copy of the Agreement of Merger is on file at the principal place of businesses of ADESA Missouri, Inc. and Auto Dealers Exchange of Missouri, LLC and a copy shall be furnished by such entities, on written request and without cost, to any member or any shareholder of each entity that is a party to the Agreement of Merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

4. The Amendment to the Articles of Organization/Surviving Company Name. The Articles of Organization shall be amended to reflect the following name change:

“ADESA Missouri, LLC”.

5. Registered Agent. The name of the Registered Agent of the Surviving Company shall be:

CT Corporation System 120 South Central Avenue Clayton, Missouri 63105

6. Compliance.

a. The merger is permitted under the Acts and is not prohibited by the articles of organization of Surviving Comp that is a party to the merger.

b. These Articles of Merger comply and were executed in accordance with the Acts.

7. Effective Date. The merger will become effective on April 30, 2004 at 11:59 a.m. in accordance with the Acts.

IN WITNESS WHEREOF, the parties hereto have executed these Articles of Merger as of the 1st day April of 2004.

Non-Surviving Corporation

ADESA Missouri, Inc.

/s/ James P. Hallett	/s/ Karen C. Turner
James P. Hallett, President	Karen C. Turner, Secretary

Surviving Company

Auto Dealers Exchange of Missouri, LLC

/s/ James P. Hallett
James P. Hallett, Manager

Exhibit A

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (“Agreement of Merger”) entered into this 1st day of April, 2004 by and between ADESA Missouri, Inc., a Missouri corporation, (the “Non-Surviving Corporation”) and Auto Dealers Exchange of Missouri, LLC, a Missouri limited liability company, (the “Surviving Company”).

WITNESSETH:

WHEREAS, the Non-Surviving Corporation is a corporation organized under the Business Corporation Law of Missouri;

WHEREAS, the Surviving Company is a limited liability company organized under the Missouri Limited Liability Company Act;

WHEREAS, the Board of Directors of the Non-Surviving Corporation and the Managers of the Surviving Company desire that the Non-Surviving Corporation merge into and reorganize with the Surviving Company pursuant to the provisions of the Business Corporation Law of Missouri and the Missouri Limited Liability Company Act (collectively the “Acts”) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amend in the manner set forth herein (the “Merger”); and

WHEREAS, the sole Shareholder of the Non-Surviving Corporation and the sole Member of the Surviving Company have approved and adopted this Agreement of Merger in accordance with the Acts.

NOW, THEREFORE, the parties agree that the Non-Surviving Corporation shall merge with and into the Surviving Company in accordance with the following provisions:

ARTICLE I

Parties to the Merger

Section 1.1. The Surviving Company. The name of the Missouri limited liability company that will survive the Merger is “Auto Dealers Exchange of Missouri, LLC”. The principal business address of the company is 13085 Hamilton Crossing Blvd., Carmel, Indiana, 46032. The Surviving Company is retained by the surviving business entity.

Section 1.2. The Non-Surviving Corporation. The name of the Missouri corporation merging with and into the Surviving Company is “ADESA Missouri, Inc”. The principal business address of the corporation is 310 E. 96th Street, Ste. 400, Indianapolis, IN 46240.

ARTICLE II

Terms and Conditions of the Merger

and Mode of Carrying the Merger Into Effect

Section 2.1. Effective Time of the Merger. The “Effective Time of the Merger” shall be April 30, 2004 at 11:59 a.m.

Section 2.2. Effect of the Merger. At the Effective Time of the Merger, the Non-Surviving Corporation shall merge with and into the Surviving Company, and the separate existence of the Non-Surviving Corporation shall cease.

Section 2.3. Ownership and Shares. The Non-Surviving Corporation and the Surviving Company are wholly-owned by ADESA Corporation. All of issued and outstanding common shares of the Non-Surviving Corporation will be canceled and the certificates issued will be surrendered and the sole Shareholder will be the sole Member of the Surviving Company.

Section 2.4. Director and Manager Approval. The Board of Directors of the Non-Surviving Corporation and the Manager of the Surviving Company have duly authorized the Merger and approved and adopted this Agreement of Merger in accordance with the Acts.

Section 2.5. Shareholder and Member Approval. The sole Shareholder of the Non-Surviving Corporation and the sole Member of the Surviving Company have approved this Agreement of Merger in accordance with the Acts. This Agreement of Merger shall be executed, acknowledged, filed and recorded as required for accomplishing a merger under the applicable provisions of the Acts.

ARTICLE III

Amended Articles of Organization of the Surviving Company

The Articles of Organization shall be amended to change the name of the Surviving Company to the following:

“ADESA Missouri, LLC”.

ARTICLE IV

Articles of Organization and Operating Agreement of the Surviving Company

The Articles of Organization, including the amendment herein, and the Operating Agreement of the Surviving Company as existing at the Effective Time of the Merger shall continue as such in full force and effect until altered, amended or repealed.

ARTICLE V

Further Assurances

At the Effective Time of the Merger, the Non-Surviving Corporation will allocate all real estate, property rights and assets to the Surviving Company, and the Surviving Company is liable for all outstanding debts, litigation and obligations of the Non-Surviving Corporation.

If at any time the Surviving Company shall consider or be advised that any further assignment, assurance or any other action is necessary or desirable to vest in the Surviving Company, the title to any property or right of the Non-Surviving Corporation or otherwise to carry out the proposes of this Agreement of Merger, the proper officers and directors of the Non-Surviving Corporation shall execute and make all such proper assignments or assurances and take such other actions. The proper managers of the Surviving Company are hereby authorized in the name of the Non-Surviving Corporation, as taxpayer or otherwise, to take any and all such action.

IN WITNESS WHEREOF, the parties hereto have approved, adopted and executed the Agreement of Merger as of the 1st day of April, 2004.

SURVIVING COMPANY

Auto Dealers Exchange of Missouri, LLC

/s/ James P. Hallett
James P. Hallett, Manager

NON-SURVIVING CORPORATION

ADESA Missouri, Inc.

/s/ James P. Hallett	/s/ Karen C. Turner
James P. Hallett, President	Karen C. Turner, Secretary